Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that the Schedule 13D with respect to the common shares of beneficial interest, $0.01 par value per share, of Select Income REIT, dated as of September 21, 2012, is, and any amendments thereto (including amendments on Schedule 13G) signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

September 21, 2012
(Date)

COMMONWEALTH REIT

/s/ John Popeo
(Signature)
John Popeo, Treasurer and Chief Financial Officer
(Name/Title)

REIT MANAGEMENT & RESEARCH LLC

/s/ Adam D. Portnoy
(Signature)
Adam D. Portnoy, President and Chief Executive Officer
(Name/Title)

REIT MANAGEMENT & RESEARCH TRUST

/s/ Adam D. Portnoy
(Signature)
Adam D. Portnoy, President and Chief Executive Officer
(Name/Title)

BARRY M. PORTNOY

/s/ Barry M. Portnoy
(Signature)

ADAM D. PORTNOY

/s/ Adam D. Portnoy
(Signature)